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                                                                   EXHIBIT 10.2


                            SHARE PURCHASE AGREEMENT

                                  BY AND AMONG

                     GERARD G. LEEDS AND LISELOTTE J. LEEDS

                                      AND

                                MICHAEL S. LEEDS


DL&A



                               NOVEMBER 27, 1996




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                               TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I - SALE AND PURCHASE
        SECTION 1.1    Transfer of Shares.................................   2
        SECTION 1.2    Purchase Price and Payment.........................   2
ARTICLE II - REPRESENTATIONS AND WARRANTIES
        SECTION 2.1    Representations of Gerry and Lilo..................   3
        SECTION 2.2    Representations of Michael.........................   4
ARTICLE III - CONFIDENTIALITY.............................................   4
ARTICLE IV - RESOLUTION OF DISPUTES
        SECTION 4.1    Arbitration........................................   5
        SECTION 4.2    Equitable Remedies.................................   6
ARTICLE V - DEFINITIONS...................................................   6
ARTICLE IV - MISCELLANEOUS
        SECTION 6.1    Further Assurances.................................   7
        SECTION 6.2    Entire Agreement; Binding Effect...................   7
        SECTION 6.3    Amendment..........................................   8
        SECTION 6.4    Applicable Law.....................................   8
        SECTION 6.5    Severability.......................................   8
        SECTION 6.6    No Waiver..........................................   9
        SECTION 6.7    Notices............................................   9
        SECTION 6.8    Assignment.........................................   10
        SECTION 6.9    Gender and Number..................................   10
        SECTION 6.10    Headings..........................................   10
        SECTION 6.11    Counterparts......................................   11


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                            SHARE PURCHASE AGREEMENT

      This Share Purchase Agreement, made and entered into on this 27th day of November 1996, by and among Gerard G. Leeds ("Gerry ), Liselotte J. Leeds ("Lilo") (Gerry and Lilo sometimes collectively the "Selling Stockholders"), and Michael S. Leeds ("Michael").

                              W I T N E S S E T H:

      WHEREAS, Michael is a key senior executive of CMP Media Inc., a Delaware corporation (the "Company");

      WHEREAS, Gerry and Lilo desire to create substantial incentives for Michael to (i) cause the Company to grow continuously and successfully in sales, profits and profitability, (ii) take a long-term view of the Company's future,
(iii) help the Company attain its long-term goals, including its diversity goals as set forth in its corporate Principles, and (iv) remain with the Company for the long term; and

      WHEREAS, to create such incentives, Gerry and Lilo desire to provide Michael with the opportunity to purchase shares of the Company's Class A Common Stock from them, provided that Michael simultaneously enters into a Stockholders' Agreement with the Company, Gerry and Lilo, which provides for certain restrictions on Michael's right to sell such shares and to compete with the Company; and

      WHEREAS, Michael desires to have the opportunity to purchase such shares of Class A Common Stock from Gerry and Lilo and, as an inducement to Gerry and Lilo to sell him such shares of the Company's Class A Common Stock
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and as a condition to the closing of such sale, Michael desires to enter simultaneously therewith into such Stockholders' Agreement;

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto hereby represent, warrant, covenant and agree, as follows:


                                    ARTICLE I
                                SALE AND PURCHASE

SECTION 1.1.    TRANSFER OF SHARES.

      Subject to the terms and conditions of this Agreement, each of Gerry and Lilo hereby sells to Michael, and Michael hereby purchases from each of Gerry and Lilo, seven hundred ninety-two (792) shares of Class A Stock (which number of shares equals approximately one and one-half percent (1.5%) of the number of shares of the Company's Common Stock issued and outstanding as of the date hereof), or an aggregate of one thousand five hundred eighty-four (1,584) shares of Class A Stock (which number of shares equals approximately three percent (3%) of the number of shares of the Company's Common Stock issued and outstanding as of the date hereof).

SECTION 1.2.    PURCHASE PRICE AND PAYMENT.

      The purchase price for such shares of Class A Stock (the "Shares ) shall be Three Hundred Seventy-Five Dollars ($375.00) per Share. Subject to the terms and conditions of this Agreement, Michael shall pay to each of Gerry and Lilo, as

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the full purchase price for the Shares purchased by Michael from such Selling
Stockholder hereunder, the sum of two hundred ninety-seven thousand dollars ($297,000), or an aggregate purchase price of five hundred ninety-four thousand dollars ($594,000). Payment shall be made simultaneously herewith in cash or by check, bank draft or wire transfer, in exchange for which each of Gerry and Lilo shall cause to be delivered to Michael stock certificates representing the Shares.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.1.    REPRESENTATIONS OF GERRY AND LILO.

      Each of the Selling Stockholders hereby represents and warrants to Michael that (a) such Selling Stockholder has full legal right, power and authority to enter into this Agreement and to consummate the transactions herein contemplated; (b) this Agreement constitutes the valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; (c) neither this Agreement nor the consummation of the transactions herein contemplated will conflict with, violate or infringe any legal restriction, contract or instrument to which such Selling Stockholder is subject, other than the restrictions set forth in the Shareholders' Agreement and in the Credit Agreement and the Negative Pledge Agreement, all the applicable provisions of which have been waived and/or satisfied to permit the sale and purchase contemplated by this Agreement; (d) such Selling Stockholder is the legal and beneficial owner of the Shares to be transferred by such Selling Stockholder hereunder and has not previously sold, assigned or transferred such Shares, or created or suffered to exist



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any security interest therein or lien or encumbrance thereon; (e) such Selling
Stockholder has full power to convey to Michael good title to the Shares to be so transferred hereunder, free and clear of any liens, charges, encumbrances, options, pledges or claims of any nature whatsoever; and (f) the sale of such Shares to Michael will, absent any incapacities occurring through an action or omission of Michael, transfer to Michael good, legal and valid right, title and interest in and to such Shares.

SECTION 2.2.    REPRESENTATIONS OF MICHAEL.

      Michael hereby represents and warrants to each of Gerry and Lilo that (a) he has full legal right, power and authority to enter into this Agreement and to consummate the transactions herein contemplated; (b) this Agreement constitutes the valid and binding obligation of Michael, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity; and (c) neither this Agreement nor the consummation of the transactions herein contemplated will conflict with, violate or infringe any legal restriction, contract or instrument to which Michael is subject or by which he is bound.

                                   ARTICLE III
                                 CONFIDENTIALITY

      The terms and conditions of this Agreement shall be kept confidential by the parties, and none of the parties shall disclose them to any non-party unless such disclosure is necessitated by (a) legal and/or financial requirements of any of the parties or the Company, in which case the form of such disclosure shall first be



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mutually agreed upon by Gerry, Lilo, the Company and Michael, or (b) any arbitration or other legal proceeding contesting or seeking to enforce any provision or interpretation of this Agreement (including any deposition or testimony that either party provides in connection therewith), regardless of whether such proceeding is initiated by Michael, Gerry or Lilo. Except as provided in the preceding sentence, and without limiting the generality of the foregoing, Michael shall not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way relating to execution of this Agreement or the events (including any negotiations) which led to its execution, and Michael specifically agrees that he shall not disclose information regarding this Agreement to any current or former employees of the Company other than those expressly authorized by the Company to have knowledge hereof. Without limiting the comprehensive confidentiality agreed to, Michael may disclose this Agreement to his attorneys, financial advisors and members of his and his spouse's immediate families, provided he informs them of this confidentiality provision and they agree to abide by it. Michael hereby agrees that any disclosure by him of any of the terms and conditions of this Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement and Michael shall be responsible for damages occasioned thereby, including but not limited to reasonable attorneys' fees incurred by the Company to enforce this Article III.

                                   ARTICLE IV
                             RESOLUTION OF DISPUTES

SECTION 4.1.    ARBITRATION.

      Except as provided in Section 4.2, all controversies arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the County



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of Nassau, State of New York, in accordance with the rules of the American
Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be before three (3) arbitrators.

SECTION 4.2.    EQUITABLE REMEDIES.

      Notwithstanding the provisions of Section 4.1, any proceeding for injunctive relief or specific performance in connection with this Agreement shall be commenced in Supreme Court of the State of New York, County of Nassau, and each of the parties hereby accepts the exclusive jurisdiction of such Court for such purpose; provided, however, that the petitioner may commence such proceeding in such other court as may be necessary, in the petitioner's judgment, in order to more effectively or expeditiously obtain personal jurisdiction over the respondent.

                                    ARTICLE V
                                   DEFINITIONS

      "Credit Agreement" shall mean that certain Credit Agreement originally dated as of July 15, 1993 by and among the Company (fka CMP Publications, Inc.), Fleet National Bank (fka Shawmut Bank Connecticut, National Association) and The Chase Manhattan Bank (fka The Chase Manhattan Bank, National Association), as most recently amended on November 14, 1996.

      "Negative Pledge Agreement" shall mean that certain Negative Pledge Agreement originally dated as of July 15, 1993 by and among Gerry, Lilo and Fleet National Bank (f/k/a/ Shawmut Bank Connecticut, National Association), as most recently amended and confirmed by Gerry, Lilo, Michael and Daniel H. Leeds to Fleet National Bank and The Chase Manhattan Bank on November 14, 1996.

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      "Option Agreement" shall mean that certain Option Agreement entered into as of the date hereof by and between the Company and Michael.

      "Shareholders' Agreement" shall mean that certain Shareholders' Agreement entered into as of June 30, 1991 by and among the Company, certain of its affiliates, Gerry, Lilo and their children.

      "Stockholders' Agreement" shall mean that certain Stockholders' Agreement entered into as of the date hereof by and among the Company, Gerry, Lilo and Michael.

                                  ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1.    FURTHER ASSURANCES.

      Each of the parties hereto, upon request of another party, shall take all such actions and execute and deliver all such further instruments of sale, assignment, conveyance, transfer and exchange, and all such other documents and agreements, as may be necessary or appropriate to assure, complete and evidence the full and effective sale, assignment, transfer, conveyance and exchange of the Shares as herein required and as may otherwise be necessary or appropriate to comply with the terms and conditions of this Agreement.


SECTION 6.2.    ENTIRE AGREEMENT; BINDING EFFECT.

      This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and replaces and supersedes any and all prior agreements, written or oral, between the parties relating to the Shares (except for the Stockholders' Agreement and the Option Agreement to the extent their respective terms are not inconsistent herewith). No promises, agreements or representations with respect to the matters herein contained shall be binding upon



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any of the parties unless set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors and permitted assigns.

SECTION 6.3.    AMENDMENT.

      No provision of this Agreement may be amended or waived except by a writing making reference to this Agreement and signed by the party against whom the enforcement of such amendment or waiver is sought.

SECTION 6.4.    APPLICABLE LAW.

      This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to its principles regarding choice or conflicts of law, and in accordance with and consistent with the Company's election to be treated as an S Corporation.

SECTION 6.5.    SEVERABILITY.

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law and the Company's S Corporation election, but if any provisions hereof shall be prohibited by or invalid under any such law or the Company's S Corporation election, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provision of this Agreement.

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SECTION 6.6.    NO WAIVER.

      No delay or omission by any party in exercising or enforcing any right hereunder shall operate as a waiver of such right, and a waiver on one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

SECTION 6.7.    NOTICES.

      All notices, requests, consents, designations and demands required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered, whether by messenger, courier or other person, (b) on the second Business Day after the date it is sent by certified or registered mail, return receipt requested, or
(c) on the next Business Day after the date it is sent via telefacsimile (provided it is actually received and is not materially illegible), as follows:

If to Michael:
            Michael S. Leeds
            c/o CMP Media Inc.
            600 Community Drive
            Manhasset, New York 11030
            Fax:  (516)562-5718

with a copy to Michael at his last known address as reflected on the records of the Company

If to Gerry:
            Gerard G. Leeds
            c/o CMP Media Inc.
            600 Community Drive
            Manhasset, New York 11030
            Fax:  (516) 562-7123

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If to Lilo:
            Liselotte J. Leeds
            c/o CMP Media Inc.
            600 Community Drive
            Manhasset, New York 11030
            Fax:  (516) 562-7123

or to such other mail or facsimile address as the recipient party shall have last designated by notice given to the other in accordance herewith.

SECTION 6.8.    ASSIGNMENT.

      Except as expressly provided in this Agreement, no party may assign any rights or delegate any obligations or liabilities hereunder without the prior written consent of the other parties, except that each of Gerry and Lilo may assign any of his or her rights and delegate any of his or her obligations or liabilities to the other; provided, however, that no such assignment or delegation shall relieve such assignor from his or her obligations or liabilities hereunder.

SECTION 6.9.    GENDER AND NUMBER.

      Except when otherwise indicated by the context, references herein to one gender shall include the other genders, and references herein to the plural shall include the singular.

SECTION 6.10.    HEADINGS.

      The headings herein are for convenience of reference only and shall not be considered in construing this Agreement.

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SECTION 6.11.    COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed as an original and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the individual parties have executed this Agreement on the day and year first above written.


    /s/GERARD G. LEEDS                        /s/LISELOTTE J. LEEDS
------------------------------            --------------------------------
      GERARD G. LEEDS                          LISELOTTE J. LEEDS



                               /s/MICHAEL S. LEEDS
                        -------------------------------
                                MICHAEL S. LEEDS


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